UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2014

Commission File Number: 333-153626

SILVERTON ADVENTURES, INC.

(Exact name of small business issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

Applied For

(IRS Employer Identification No.)

1712 Pioneer Avenue, Suite 6385, Cheyenne, Wyoming 82001

 (Address of principal executive offices)

949.436.9382

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement

On November 15, 2014, the Board of Directors (the “Board”) of Silverton Adventures, Inc. (the “Company”), appointed Ira Morris as the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer of the Company.

In connection with Mr. Morris’s appointment as a member of the Board and an officer, the Company entered into a consulting agreement with Mr. Morris dated November 17, 2014 (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Mr. Morris is required to devote such time as is necessary to complete the services required.  Mr. Morris is not precluded from acting in any other capacity or for any other person, firm or business; provided, however, that such other services do not conflict with Mr. Morris’s obligations to the Company.

Pursuant to the Consulting Agreement, Mr. Morris will receive compensation of $2,500.00 per month, due and payable at the end of each month.  The Company, in its sole discretion, may pay Mr. Morris bonuses, provide short or long term incentive plans, stock options, and other discretionary opportunities or payments.  Mr. Morris is not an employee; rather, he is an independent contractor.  Accordingly, Mr. Morris is responsible for payment of any and all local, provincial, state, and federal payroll-related taxes or assessments related to his compensation.  Mr. Morris is not entitled to any benefits or privileges that may be provided by the Company to its employees.

Pursuant to the Consulting Agreement, Mr. Morris and the Company have the right to terminate the Consulting Agreement before the end of the one-year term, with or without cause; provided, however, one month’s written notice of termination must be given, or, at the discretion of the Company, payment by the Company to Mr. Morris of one month’s compensation, in lieu of notice.

The foregoing information regarding the Consulting Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

 ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Directors; Appointment of Certain Officers

On November 15, 2014, the Board, pursuant to a written consent, appointed Ira Morris as the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer of the Company.

Mr. Morris is 61 years old.  During the most recent 5 years, Mr. Morris was a Financial Consultant at Glenwood Consulting Corporation located in Toronto, Canada.  As such, Mr. Morris consulted with businesses interested in expansion and financing, including financial performance, funding and capital requirements, financial prospects, business prospects and plans of operation.  Mr. Morris coordinated meetings with, and introduced businesses to, analysts, broker-dealers, lawyers, accountants, auditors, managers and any other interested persons and prepared and participated in the distribution of related information and materials.

As Mr. Morris possesses excellent experience in business expansion, including related financial knowledge, the Board determined it is in the best interest of the Company to appoint Mr. Morris as the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer of the Company.

Departure of Directors; or Certain Officers

On November 17, 2014, Ron Miller resigned from the Company’s Board and as the Company’s President, Treasurer, and Secretary.

ITEM 8.01 - OTHER EVENTS

On July 28, 2014, the Company filed Articles of Continuance with the Secretary of State for the state of Wyoming.  Accordingly, the Company transferred its state of formation from Nevada to Wyoming and became a Wyoming entity and is, now, subject to the provisions of the Wyoming Business Corporation Act.

On July 30, 2014, the Company filed a Certificate of Dissolution with the Secretary of State for the State of Nevada, effectively dissolving the Company’s existence in Nevada.  The Company’s Articles of Incorporation and any and all amendments thereto continue to be the charter documents of the Company.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number

Description

10.1

Consulting Agreement between the Company and Ira Morris dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014

SILVERTON ADVENTURES, INC.

By: /s/Ira Morris, Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between the Company and Ira Morris dated November 17, 2014.

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